UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) May 15, 2017

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into Material Definitive Agreements.
On May 15, 2017, Photronics, Inc. (the “Company”) entered into Amendment No. 2 to the Third Amended and Restated Credit Agreement by and among the Company, the financial institutions listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, under that certain Third Amended and Restated Credit Agreement dated as of December 5, 2013, by and among the Company, the Foreign Subsidiary Borrowers party thereto from time to time, the Lenders party thereto from time to time, the Collateral Agent and the Administrative Agent ( the “Credit Agreement”). Amendment No. 2 added the definition of PRC Subsidiary and PRC Transactions, added an exception from the Company’s indebtedness covenant for the Company’s new joint venture in China described below in an aggregate amount not exceeding $125,000,000, and added an exception for investments subject to compliance with the total leverage ratio and liquidity as set forth in the Credit Agreement.

On May 16, 2017, the Company entered an agreement with Dai Nippon Printing Co., Ltd. (“DNP”) to form a joint venture focused on serving semiconductor manufactures in China. The agreement states that a subsidiary of DNP will acquire 49.99% of the Comapany’s wholly foreign owned entity in Xiamen, China, with the Company maintaining an ownership of 50.01%. The joint venture's financial results will be included in the consolidated financial statements of the Company. The joint venture, which will be called Photronics DNP Mask Corporation Xiamen (PDMCX), is subject to regulatory approvals and customary closing conditions, and is expected to close by the end of the Company’s fiscal year 2017.

PDMCX will be modeled after the successful joint venture formed by the Company and DNP in 2014 to serve the Taiwan market, Photronics DNP Mask Corporation (PDMC). PDMCX will include the state-of-the-art photomask manufacturing facility currently under construction in Xiamen, China. The facility, which is scheduled to begin production by the end of 2018, will feature advanced process technology, experienced personnel, and high-end equipment; and should benefit through shared resources, investment and collaboration between PDMC, the Company and DNP. Each party will contribute cash in proportion to their ownership to fund the previously announced $160 million investment over five years.
A copy of the Company's press release announcing the transaction is attached to this report as Exhibit 99.1, and is incorporated herein by reference.
Item 2.02 Results of Operation and Financial Condition

On May 17, 2017 the Company issued a press release reporting second quarter fiscal 2017 results.

A copy of the press release is furnished as Exhibit 99.2 to this report. The information contained in this Item 2.02 and the attached Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

On May 17, 2017, the Company conducted a conference call during which certain unaudited, non-GAAP financial information related to the Company's operations for the three months ended April 30, 2017 will be disclosed. This information is set forth in Exhibit 99.6.

EBITDA is a non-GAAP financial measure that the Company defines pursuant to its credit agreement. The Company believes that EBITDA is generally accepted as providing useful information regarding the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. The Company's method for calculating EBITDA may not be comparable to methods used by other companies but is the same method the Company uses for calculating EBITDA under its credit facility.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
99.1	Press Release dated May 17, 2017
99.2	Press Release dated May 17, 2017
99.3	Condensed Consolidated Statements of Income
99.4	Condensed Consolidated Balance Sheets
99.5	Condensed Consolidated Statements of Cash Flows
99.6	Non-GAAP Financial Measures - Reconciliation of GAAP to Non-GAAP Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE: May 19, 2017	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel
PHOTRONICS, INC.